UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2015 (December 1, 2015)

BREITLING ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-50541	88-0507007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1910 Pacific Avenue, Suite 12000, Dallas, Texas	75201
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (214) 716-2600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On December 1, 2015, MaloneBailey, LLP (“MaloneBailey”) resigned as the independent registered public accounting firm for Breitling Energy Corporation (the “Company”).  MaloneBailey had been engaged by the Audit Committee of the Company’s Board of Directors as the Company’s independent registered public accounting firm on June 30, 2014.

The only financial statements that the Company has filed with the Securities and Exchange Commission (“SEC”) since MaloneBailey’s engagement on June 30, 2014, were the Company’s interim financial statements for the three months and six months ended June 30, 2014 and for the three and nine months ended September 30, 2014. During the two most recent fiscal years and for subsequent interim periods through December 1, 2015, there have been no disagreements between the Company and MaloneBailey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of MaloneBailey, would have caused MaloneBailey to make reference to the subject matter of the disagreement in connection with its report on the financial statements of the Company for such years.

During the fiscal years ended December 31, 2013 and 2014 and through December 1, 2015, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested MaloneBailey to furnish it a letter addressed to the SEC stating whether it agrees with the above statements. A copy of the letter from MaloneBailey, dated December 4, 2015, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit 16.1	Letter from Former Auditors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2015

Breitling Energy Corporation

By:	/s/ Chris A. Faulkner
Name:	Chris A. Faulkner
Title:	CEO

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